UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                   -----------------------------------------


                                    FORM 8-K



                                 CURRENT REPORT


REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


            Date of Report (Date of event reported) December 2, 1996



                           Commission File No. 0-25766


                     Community Bank Shares of Indiana, Inc.


             (Exact name of registrant as specified in its charter)



                              Indiana 35-1938254
                (State or other jurisdiction of (I.R.S. Employer
              incorporation or organization) Identification Number)



           202 East Spring St., PO Box 939, New Albany, Indiana 47150
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code 1-812-944-2224

         This Current Report on Form 8-K is being filed to report the charter conversion of Community Bank of Southern Indiana, FSB, a wholly owned subsidiary of Community Bank Shares of Indiana. On December 2, 1996 Community Bank of Southern Indiana converted to a commercial bank charter from a thrift charter.


      The following press release is hereby filed as an exhibit with this report



         To Our Community:

                  We are pleased to report that Community Bank has recently received all of the necessary regulatory approvals for the conversion of its thrift charter to a commercial bank charter. We plan to complete the charter conversion on December 2, 1996.

                  Community Bank's vision is to position itself as a principal catalyst of the continued economic growth and financial well being of the municipal, private and business entities, and citizens that make up Southern Indiana. We feel that as the largest locally owned commercial bank headquartered in Southern Indiana, we are uniquely positioned to realize our vision, now and into the 21st century.


                  Sincerely,

                  /s/  C. Thomas Young               /s/ Robert E. Yates
                  --------------------               -------------------
                  Community Bank of                  Community Bank of
                  Southern Indiana                   Southern Indiana

                  C.   Thomas Young                  Robert E. Yates
                  Chairman                           President and CEO


     P.S. If you have any questions at all about the charter conversion, please do not hesitate to contact Bob Yates at (812) 944 - 2224 between 9 a.m. and 4 p.m., Monday through Friday.

                     COMMUNITY BANK SHARES OF INDIANA, INC.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized


                                       COMMUNITY BANK SHARES
                                       OF INDIANA, INC.
                                       (Registrant)



Dated    December 24, 1996             BY:     /S/  Robert E. Yates
---------------------------           ------------------------------------
                                                 Robert E. Yates
                                                President and CEO


Dated    December 24, 1996             BY:     /S/   JAMES M. STUTSMAN
----------------------------          ---------------------------------
                                                James M. Stutsman
                                              Chief Financial Officer